Exhibit 10.4

HALLMARK FINANCIAL SERVICES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

To:

Hallmark Financial Services, Inc. (the “Company”) grants to you (the “Participant”) restricted stock units (“Units”), as follows:

Date of Grant:	_________________________

Units Granted:	_________________________

Vesting Date:	_________________________

Performance Criteria:	As set forth in Exhibit A [and Exhibit B] hereto

The attached Terms and Conditions comprise an integral part of this Restricted Stock Unit Award Agreement (this “Agreement”), and the Units granted hereby are subject to such Terms and Conditions. The Units are granted pursuant to and subject to all of the terms and conditions of the Hallmark Financial Services, Inc. 2015 Long Term Incentive Plan, as now or hereafter amended (the “2015 LTIP”). The Compensation Committee of the Company’s Board of Directors (the “Committee”) will administer this Agreement and any decision of the Committee will be final and conclusive. Terms not defined herein have the meanings provided in the 2015 LTIP.

By your signature below, you agree to be bound by the provisions of this Agreement and the 2015 LTIP.

HALLMARK FINANCIAL SERVICES, INC.

By:

PARTICIPANT:

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TERMS AND CONDITIONS

The following Terms and Conditions comprise an integral part of the Restricted Stock Unit Award Agreement to which these Terms and Conditions are attached.

R E C I T A L S

A.           Participant is regularly employed by the Company (as used herein, including one of its subsidiaries) in a capacity that has been determined by the Committee to comply with the requirements for eligibility to participate in the 2015 LTIP, and the Company desires that Participant remain in the employment of the Company and contribute to the growth and success of the Company.

B.           The Committee has determined to grant to Participant restricted stock units in order to encourage Participant to remain in the employment of the Company and to contribute to the growth and success of the Company by affording Participant an opportunity to obtain an increased proprietary interest in the Company so as to assure a closer identification between Participant’s interests and the interest of the Company.

1.           Grant of Restricted Stock Units.

Subject to the terms and conditions of the 2015 LTIP, the Company has granted to Participant the number of Units indicated in this Agreement. Each Unit so granted represents the right to receive one share (or multiple thereof in accordance with Exhibit A [and Exhibit B] hereto) of the common stock, $0.03 par value per share, of the Company (the “Common Stock”), subject to satisfaction of the vesting schedule, performance criteria and other conditions set forth herein.

2.           Vesting.

The Units will become fully vested and nonforfeitable if (i) Participant remains continuously employed by the Company through the Vesting Date indicated in this Agreement, or vesting is accelerated as provided herein, and (b) at least the minimum performance criteria set forth in Exhibit A [and Exhibit B] hereto have been satisfied. [Of the number of Units granted to Participant, _____% will be subject to the performance criteria set forth in Exhibit A and _____% will be subject to the performance criteria set forth in Exhibit B.]

3.           Performance Criteria.

The number of shares issuable with respect to each Unit shall be determined based on the performance criteria set forth in Exhibit A [and Exhibit B] hereto.

4.           Delivery of Shares.

The Company will deliver to Participant the number of shares of its Common Stock issuable pursuant to this Agreement promptly (and, in any event within 90 days) following the Vesting Date. If necessary or appropriate to ensure orderly administration of the Company’s payroll and tax reporting obligations, the Company may accelerate vesting and delivery of shares up to of 30 days before the Vesting Date.

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5.           Forfeiture of Units.

All unvested Units will be forfeited in the event the Participant ceases to be an employee of the Company before the Vesting Date for any reason other than (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 of the 2015 LTIP), (ii) the employee's death or total and permanent disability (as defined in Section 15 of the 2015 LTIP), or (iii) the Committee otherwise determines, in its sole discretion, that such Units should not be forfeited. If Participant ceases to be an employee of the Company before the Vesting Date under any of the circumstances set forth in clauses (i)-(iii) of the preceding sentence, then the number of Units indicated in this Agreement will be vested on a pro rata basis based on the number of full months from the Award Date until the Vesting Date which have elapsed as of the date of termination. In such event, the Company will deliver shares of its Common Stock to the Participant promptly following the otherwise applicable Vesting Date, subject to Section 13 below.

6.           Change in Control.

Upon the occurrence of a Change in Control (as defined in Section 21 of the 2015 LTIP), all Units shall immediately become fully vested. In such event, the Company will deliver shares of its Common Stock to the Participant promptly following the otherwise applicable Vesting Date, subject to Section 13 below.

7.           Delay for Specified Employees.

With respect to a Participant who ceases to be an employee of the Company before the Vesting Date under any of the circumstances set forth in clauses (i)-(iii) of the first sentence of Section 5 above, if such Participant is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code and the generally applicable Internal Revenue Service guidance thereunder) on the date of separation, then, notwithstanding anything in Section 5 to the contrary, no shares will be delivered for Units until at least the date that is six months after the date of separation (or until the date of death, if earlier).

8.           Nontransferability of Units.

The Units granted under this Agreement shall be transferable only to the extent permitted under the 2015 LTIP. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of the 2015 LTIP, or the levy of any execution, attachment or similar process upon the Units , shall be null and void and without effect.

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9.           Compliance with Securities and Other Laws.

The Company shall not be required to deliver any shares of its Common Stock in respect of Units if the delivery thereof would constitute a violation by either Participant or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or market system. As a condition of any delivery of shares of its Common Stock, the Company may place legends on certificates representing such shares, issue stop transfer orders and require such agreements or undertakings from Participant as the Company may deem necessary or advisable to assure compliance with any such laws or regulations including, if the Company or its counsel deems it appropriate, representations from Participant that (s)he is acquiring the shares solely for investment and not with a view to distribution and that no distribution of such shares acquired by Participant will be made unless registered pursuant to applicable federal and state securities laws or, in the opinion of counsel of the Company, such registration is unnecessary.

10.         No Rights of a Stockholder or of Continued Employment.

Participant shall not have any of the rights of a stockholder of the Company with respect to Units except to the extent that one or more certificates for shares of the Common Stock shall have been delivered to Participant, or Participant has been determined to be a stockholder of record by the Company’s transfer agent, upon satisfaction of the vesting schedule, performance criteria and other conditions set forth herein. Further, nothing herein shall confer upon Participant any right to remain in the employ of the Company.

11.         Interpretation of this Agreement.

The administration of the 2015 LTIP has been vested in the Committee, and all questions of interpretation of this Agreement shall be subject to determination by the Committee, which determination shall be final and binding on Participant.

12.         Units Subject to 2015 LTIP.

The Units are granted subject to the terms and provisions of the 2015 LTIP, as such plan is now and may be hereafter subsequently amended, which 2015 LTIP is incorporated herein by reference. In case of any conflict between the provisions hereof and the 2015 LTIP, the terms and provisions of the 2015 LTIP shall be controlling.

13.         Code Section 409A.

This Agreement is intended to comply with the applicable requirements of Sections 409A(a)(2) through (4) of the Code, and will be interpreted to the extent context reasonably permits in accordance with this intent. The parties agree to modify this Agreement or the timing (but not the amount) of any delivery of shares to the extent necessary to comply with Section 409A of the Code and avoid application of any taxes, penalties, or interest thereunder. However, in the event that any amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A of the Code or otherwise, the Participant will be solely liable for the payment thereof.

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EXHIBIT A

PERFORMANCE CRITERIA

[EXHIBIT B

ADDITIONAL PERFORMANCE CRITERIA]

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